EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Heilig-Meyers Company on Form S-8 of our report dated March 25, 1997, appearing in the Annual Report on Form 10-K of Heilig-Meyers Company and subsidiaries for the year ended February 28, 1997.


DELOITTE & TOUCHE LLP



Richmond, Virginia
June 12, 1997